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Exhibit 99.1

Statement Under Oath of Principal Executive Officer
Regarding Facts and Circumstances Relating to Exchange Act Filings

        I, David Simon, state and attest that:

        (1)  To the best of my knowledge, based upon a review of the covered reports of Simon Property Group, Inc., and, except as corrected or supplemented in a subsequent covered report:

          •      no covered report contained an untrue statement of a material fact as of the end of the period covered by such report (or in the case of a report on Form 8-K or definitive proxy materials, as of the date on which it was filed); and

          •      no covered report omitted to state a material fact necessary to make the statements in the covered report, in light of the circumstances under which they were made, not misleading as of the end of the period covered by such report (or in the case of a report on Form 8-K or definitive proxy materials, as of the date on which it was filed).

        (2)  I have reviewed the contents of this statement with the Company's audit committee.

        (3)  In this statement under oath, each of the following, if filed on or before the date of this statement, is a "covered report":

          •      the Annual Report on Form 10-K for the year ended December 31, 2001, filed with the Commission on March 29, 2002 of Simon Property Group, Inc.;

          •      all reports on Form 10-Q, all reports on Form 8-K and all definitive proxy materials of Simon Property Group, Inc. filed with the Commission subsequent to the filing of the Form 10-K identified above; and

          •      any amendments to any of the foregoing.

/s/ David Simon David Simon August 13, 2002	STATE OF INDIANA COUNTY OF MARION	) ) SS: )
Subscribed and sworn to before me, a Notary Public in and for the State of Indiana, this 13 day of August 2002.
/s/ Teresa M. Wall Notary Public
Teresa M. Wall Printed
My Commission Expires: August 8, 2008 I am a resident of Marion County, Indiana.

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  Exhibit 99.1